UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
IPC HOLDINGS, LTD.

(Name of Registrant as Specified in its Charter)
VALIDUS HOLDINGS, LTD.
VALIDUS LTD.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Validus Holdings, Ltd. Bermuda Commercial Bank Building 19 Par-la-Ville Road Hamilton, HM 11 Bermuda

Mailing Address: Suite 1790 48 Par-la-Ville Road Hamilton, HM 11 Bermuda

Telephone: (441) 278-9000 Facsimile: (441) 278-9090 Website: www.validusre.bm
June 16, 2009
SUPPORT VALIDUS’ CALL FOR A SPECIAL MEETING
TO REMOVE IPC’S BOARD AND FACILITATE A TRANSACTION WITH VALIDUS
Execute the Enclosed Requisition Card Today
Dear IPC Shareholder,
     Following IPC shareholders’ overwhelming rejection of the proposed amalgamation of IPC Holdings, Ltd. (“IPC”) with Max Capital Group Ltd. (“Max”) on June 12th, Validus is taking steps to enable IPC shareholders to receive the benefits of Validus’ offer. We prefer to work with the IPC Board of Directors to reach a consensual transaction. However, because there can be no assurance that a consensual transaction will be reached, we are continuing to pursue alternative paths to complete a transaction without the support of IPC’s Board if necessary, including our exchange offer for IPC shares and our previously announced scheme of arrangement.
     In addition, Validus is now prepared to seek the removal of IPC’s Board to facilitate your ability to receive the attractive economics of our offer.
THE ENCLOSED REQUISITION CARD SUPPORTS VALIDUS’ CALL FOR A SPECIAL MEETING OF IPC
SHAREHOLDERS TO REPLACE THE IPC BOARD AND TAKE OTHER ACTION TO
FACILITATE A TRANSACTION
     Validus would seek to replace the IPC Board with three highly qualified candidates who would stand for election at a special meeting of IPC shareholders. Validus is required to obtain requisitions from shareholders representing at least 10% of the issued and outstanding common shares of IPC in order to call the special meeting. By completing, signing and dating the enclosed GREEN requisition card you are supporting Validus’ efforts to call the special meeting. The names and biographical information of Validus’ candidates are included in the enclosed materials. Once the special meeting has been called, we will send separate proxy materials enabling you to vote on Validus’ Board candidates and on the other proposals that may be considered at the special meeting.
IPC SHAREHOLDERS DESERVE A TIMELY COMPLETION OF THE VALIDUS TRANSACTION
     After a six-month strategic review that excluded Validus, and another three months during which IPC’s Board pursued an inferior transaction with Max, it’s about time that IPC shareholders enjoy the benefits of Validus’ offer, including:
•	A premium for your shares, including $3.75 in cash per IPC share;[1]

[1]	Under the Validus offer, IPC shareholders would receive $3.75 in cash and 1.1234 Validus voting common shares for each IPC common share, for a total consideration of $29.37 based on Validus’ closing price on June 15, 2009, a 4.4% premium to IPC’s closing price that day and a 24.9% premium based on IPC’s and Validus’ closing prices on March 30, 2009, the last trading day before the announcement of Validus’ initial offer.

•	The opportunity to be part of a company with profitable diversification into attractive business lines with superior growth opportunities and a strong balance sheet; and

•	An experienced, proven and stable management team with substantial expertise operating in IPC’s core lines of business.
     Our goal is simple — to deliver Validus’ offer to IPC shareholders as soon as practicable.
SUPPORT VALIDUS’ EFFORTS TO CALL A SPECIAL MEETING OF IPC SHAREHOLDERS:
RETURN THE GREEN REQUISITION CARD TODAY
     The sooner we receive written requisitions from IPC shareholders holding at least 10% of the issued and outstanding IPC common shares, the sooner we can requisition the IPC special general meeting. Please complete, sign, date and return the enclosed GREEN requisition card in the enclosed envelope today and facilitate your ability to receive the attractive economics of the Validus offer!
     Georgeson Inc. is assisting Validus with its efforts to solicit requisitions. If you have any questions about executing or delivering your GREEN requisition card or require assistance, please call Georgeson Inc. toll-free at (888) 274-5119 (banks and brokerage firms should call (212) 440-9800), or email validusIPC@georgeson.com.
     For the latest copies of the transaction documents, proxy materials and an investor presentation detailing the benefits of Validus’ offer, please visit www.ValidusTransaction.com.
     We are not seeking your proxy, consent or authorization at this time for any proposals to be considered at the special meeting. We are only soliciting your written requisition to compel the IPC Board to call the special meeting. After the special meeting has been scheduled, we will send you proxy materials with respect to the proposals to be considered at the special meeting.
     Your requisition card is extremely important, regardless of how many or how few shares you own.
     We thank you for your consideration and support.
Sincerely,
Edward J. Noonan
Chairman and Chief Executive Officer
Validus Holdings, Ltd.
Cautionary Note Regarding Forward-Looking Statements
     This letter may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control.
     Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, those set forth in the proxy statements and registration statement that Validus has filed with the Securities and Exchange Commission (“SEC”) relating to its proposed acquisition of IPC, and should be read in conjunction with the cautionary statements and risk factors included in our most recent reports on Form 10-K and Form 10-Q and the risk factors included in IPC’s most recent reports on Form 10-K and Form 10-Q and other documents of Validus and IPC on file with the SEC. Except as required by law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

     Additional Information about the Proposed Acquisition and Where to Find It:
     Validus has filed an Exchange Offer to exchange each issued and outstanding common share of IPC for 1.1234 voting common shares of Validus and $3.75 in cash. This website is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, IPC common shares, nor is it a substitute for the Tender Offer Statement on Schedule TO or the preliminary prospectus/offer to exchange included in the Registration Statement on Form S-4 (including the letter of transmittal and related documents and as amended and supplemented from time to time, the “Exchange Offer Documents”) that Validus has filed or may file with the SEC. The Registration Statement has not yet become effective. The Exchange Offer will be made only through the Exchange Offer Documents.
     This letter is not a substitute for the proxy statements that Validus has filed or may file with the SEC or any other documents which Validus may send to its or IPC’s shareholders in connection with the proposed acquisition. Validus has sent a definitive proxy statement to its shareholders seeking proxies to approve the issuance of Validus voting common shares in connection with the proposed transaction between IPC and Validus (the “Validus Share Issuance Proxy Statement”). In addition, Validus has filed preliminary proxy statements with the SEC in connection with the Scheme of Arrangement (the “Scheme of Arrangement Proxy Statements”).
     INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE EXCHANGE OFFER DOCUMENTS, THE VALIDUS SHARE ISSUANCE PROXY STATEMENT, THE SCHEME OF ARRANGEMENT PROXY STATEMENTS AND ANY OTHER PROXY STATEMENTS OR SUPPLEMENTS THERETO OR RELEVANT DOCUMENTS THAT VALIDUS HAS FILED OR MAY FILE WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Validus through Jon Levenson, Senior Vice President, at +1-441-278-9000.
     Participants in the Solicitation:
     Validus and certain of its executive officers and Validus’ nominees to the IPC board of directors are deemed to be participants in any solicitation of shareholders in connection with the proposed acquisition. Information about Validus’ executive officers is available in Validus’ proxy statement, dated March 25, 2009 for its 2009 annual general meeting of shareholders. Information about Validus’ nominees to the IPC board of directors is available in the definitive proxy statement filed by Validus on June 16, 2009 in connection with the solicitation of written requisitions from IPC shareholders.

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